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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 10, 2000 relating to the consolidated financial statements of Digital Island, Inc., which appears in Digital Island, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report dated November 10, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


San Francisco, California
February 26, 2001